Exhibit 31.1

CERTIFICATIONS PURSUANT TO SECTION 302 OF SARBANES-OXLEY ACT OF 2002

I, William A. Carter certify that:

1.	I have reviewed this annual report on Form 10-K/A of Hemispherx Biopharma, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: March 20, 2015

                         /s/ William A. Carter
William A. Carter, M.D.
Chief Executive Officer